DISTRICT COURT, COUNTY OF DOUGLAS, COLORADO 4000 Justice Way, Suite 2009 Castle Rock, CO 80109
IN RE ADVANCED EMISSIONS SOLUTIONS, INC. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS	▲ FOR COURT USE ONLY ▲ Civil Action No.: 2014CV30709 Courtroom/Division:
NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE LITIGATION

TO:	ALL OWNERS OF ADVANCED EMISSION SOLUTIONS, INC. COMMON STOCK (TICKER SYMBOL: ADES) AS OF SEPTEMBER 30, 2016 (“CURRENT ADES STOCKHOLDERS”), WHO CONTINUE TO OWN SUCH SHARES

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, STOCKHOLDERS OF ADES WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

YOU ARE HEREBY NOTIFIED, pursuant to Colorado Rule of Civil Procedure 23.1 and an Order from the Honorable Paul A. King of the District Court for the County of Douglas, Colorado (the “Court”), that a proposed settlement agreement (the “Settlement”) has been reached among Plaintiffs,1 on behalf of themselves and derivatively on behalf of Advanced Emissions Solutions, Inc. (“ADES” or the “Company”), the Individual Defendants, and ADES in connection with the above-captioned consolidated stockholder derivative action entitled In re Advanced Emissions Solutions, Inc. Shareholder Derivative Litigation, Case No. 2014CV30709 (the “Consolidated Action”).
Plaintiffs filed complaints in the Consolidated Action derivatively on behalf of ADES to remedy the alleged harm caused to the Company by the Individual Defendants’ alleged breach of their fiduciary duties and other alleged misconduct. The proposed Settlement, if approved by the Court, would fully, finally and forever resolve the Consolidated Action on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Consolidated Action with prejudice.
As explained below, a Settlement Hearing shall be held before the Court on January 13, 2017 at 9:00 a.m., before the Honorable Paul A. King, at the District Court, County of Douglas, Colorado, 4000 Justice Way, Suite 2009, Castle Rock, CO 80109, to determine whether, inter alia, the proposed Settlement is fair, reasonable, and adequate, and should be finally approved by the Court and whether an award of attorneys’ fees and reimbursement of expenses for Plaintiffs’ counsel (the “Fee Award”), should be approved. You have the right to object to the Settlement and the Fee Award in the manner provided herein. If you fail to object in the manner provided herein at least fourteen (14) calendar days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be forever bound by the Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.
This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Consolidated Action, but is merely to advise you of the proposed Settlement and of your rights as a Current ADES Stockholder.

I.	INTRODUCTION

A.	Background of the Consolidated Action
On June 27, 2014, plaintiff Dull initiated a shareholder derivative action in this Court on behalf of ADES, captioned Dull v. Durham, et al., Case No. 2014CV30709 (the “Dull Action”). Plaintiff Dull asserted claims against certain of the Individual Defendants for breach of the fiduciary duties of loyalty and good faith and unjust enrichment. On July 2, 2014, plaintiff Brown initiated a shareholder derivative action in the District Court for the City and County of Denver on behalf

1 For purposes of this Notice, the Court incorporates by reference the definitions in the Settling Parties’ Stipulation of Settlement, fully executed as of September 30, 2016 (the “Stipulation”), and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation.

of ADES, captioned Brown v. Durham, et al., Case No. 2014CV32606. Plaintiff Brown asserted claims against certain of the Individual Defendants for breach of fiduciary duty, waste of corporate assets, and unjust enrichment. On July 17, 2014, plaintiff Brown moved to dismiss his derivative complaint without prejudice. On July 23, 2014, the Denver District Court granted Brown’s motion to dismiss his complaint without prejudice. On August 1, 2014, plaintiff Brown re-filed his shareholder derivative complaint in this Court on behalf of ADES, captioned Brown v. Durham, et al., Case No. 2014CV30814 (the “Brown Action”).
Plaintiffs alleged that the Individual Defendants breached their fiduciary duties by, inter alia, allegedly failing to maintain adequate internal and financial controls in connection with the restatement of the Company’s historical financial statements. Plaintiffs further alleged that certain of the Individual Defendants wasted corporate assets and were unjustly enriched in connection with compensation paid during the restatement periods.
On August 19, 2014, Plaintiffs, ADES, and the Individual Defendants filed with the Court a Stipulation and Proposed Order Consolidating Actions, Appointing Co-Lead Plaintiffs and Co-Lead Counsel and Staying Consolidated Action. On August 28, 2014, the Court approved this stipulation and proposed order, which consolidated the Dull Action with the Brown Action under the caption In re Advanced Emissions Solutions, Inc. Shareholder Derivative Litigation, Consol. Civil Action No. 2014CV30709, appointed Plaintiffs Dull and Brown as Co-Lead Plaintiffs in the Consolidated Action, appointed the law firms of Kessler Topaz Meltzer & Check, LLP and Robbins Arroyo LLP as Co-Lead Counsel for Co-Lead Plaintiffs in the Consolidated Action, and stayed the Consolidated Action until at least 30 days after a decision by the U.S. District Court for the District of Colorado on the defendants’ motion to dismiss a related securities class action, captioned United Food and Commercial Workers Union and Participating Food Industry Employers Tri-State Pension Fund v. Advanced Emissions Solutions, Inc., Civil Action No. 14-cv-01243-CMA-KMT (the “Class Action”).

B.	The Settlement Negotiations
In March 2016, the Settling Parties agreed to engage in discussions regarding a potential resolution of the Consolidated Action, and in furtherance thereof, to attend a mediation of the Consolidated Action (the “Mediation”) with Jed Melnick, Esq. of JAMS (the “Mediator”), an experienced and well-respected mediator. On May 24, 2016, the Settling Parties participated in an in-person mediation of the Consolidated Action in New York City, New York. ADES and counsel for certain of the Defendants participated in a separate Mediation of the Class Action on that same date, during which a tentative settlement was reached with respect to the Class Action. During the Mediation, a tentative settlement was reached with respect to the Class Action, and the Settling Parties reached agreement on some of the material terms for settlement of the Consolidated Action. After extensive discussions over the next seven weeks with assistance from the Mediator, the Settling Parties reached an agreement-in-principle to resolve the Consolidated Action, subject to approval by the Board and the Settling Parties’ agreement on final documentation. On July 18, 2016, the Settling Parties executed a Term Sheet setting forth the terms of such agreement-in-principle (the

“Term Sheet”). As a condition of the settlement reflected in this Stipulation (“Settlement”), ADES agreed to present to its Board for approval certain corporate governance reforms, the terms of which are fully set forth in Exhibits B–E to the Stipulation. The Settling Parties negotiated at arm’s length and with the assistance of the Mediator that Defendants or their insurers will not oppose Plaintiffs’ request for a reasonable fee award to Plaintiffs’ counsel in an amount up to $550,000. Following the execution of the Term Sheet, the Plaintiffs engaged in confirmatory discovery, including the Company’s production of three non-public documents to Plaintiffs and Plaintiffs’ interviews of the Company’s Chief Executive Officer, Heath Sampson, and Vice President of Risk, Process and Controls, Christine Bellino, on July 26, 2016. After review of such documents and the completion of the interviews, Plaintiffs concluded that the terms of the Settlement are fair, reasonable and adequate to ADES and its stockholders. At its meeting on August 11, 2016, the Board approved the terms of the Settlement (subject to having the company’s counsel address one issue before they sign the Settlement, which was subsequently addressed) and adopted the corporate governance reforms set forth in Exhibits B and C (the Board had previously adopted the corporate governance reforms in Exhibits D and E). The parties agreed to sign the final Stipulation and Agreement of Settlement as of September 30, 2016.

II.	PLAINTIFFS’ COUNSELS’ INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE BENEFIT OF SETTLEMENT
Plaintiffs believe that the claims they have asserted in the Consolidated Action on behalf of ADES have merit. Plaintiffs, however, recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Consolidated Action against the Individual Defendants through trial and appeals. Plaintiffs and their counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Consolidated Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and their counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Consolidated Action. Based on their evaluation, Plaintiffs and their counsel have determined that the Settlement set forth in the Stipulation is in the best interests of ADES. Plaintiffs and their counsel believe that the Settlement set forth in the Stipulation confers substantial benefits upon ADES and its shareholders. Plaintiffs and their counsel base this conclusion upon, among other things, Plaintiffs’ Counsel’s extensive investigation during the development, prosecution and settlement of the Consolidated Action, which included, inter alia: (i) inspecting, reviewing and analyzing the Company’s press releases and filings with the Securities and Exchange Commission (“SEC”) and other publicly available information; (ii) researching corporate governance issues; (iii) researching the applicable law with respect to the claims asserted in the Consolidated Action and the potential defenses thereto; (iv) reviewing certain non-public documents produced by the Company; and (v) interviewing the Company’s Chief Executive Officer, Heath Sampson, and Vice President of Risk Process and Controls, Christine Bellino.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Consolidated Action and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times. Further, the Individual Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Consolidated Action and deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to ADES or its shareholders, or any wrongdoing whatsoever. Had the terms of the Stipulation not been reached, the Individual Defendants would have continued to contest vigorously Plaintiffs’ allegations, and the Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the Consolidated Action. Defendants maintain that ADES always has been, and continues to be, committed to the implementation, enhancement and enforcement of rigorous corporate governance measures.
Without admitting the validity of any of the claims that Plaintiffs have asserted in the Consolidated Action, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. Defendants are entering into the Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation of the Consolidated Action. Neither the Stipulation, nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Settlement: (a) is, may be construed as, or may be used as an admission of, or evidence of, the truth or validity of any of the Released Claims, of any claims or allegations made in the Consolidated Action, or of any purported acts or omissions by the Defendants; (b) is, may be construed as, or may be used as an admission of, or evidence of, any fault, omission, negligence, or wrongdoing by the Defendants, or any concession of liability whatsoever; or (c) is, may be construed as, or may be used as an admission of, or evidence of, a concession by any Defendant of any infirmity in the defenses that Defendants asserted or could have asserted in these Consolidated Action or otherwise.2

IV.	THE SETTLEMENT HEARING
The Settlement Hearing will be held before the Court on January 13, 2017 at 9:00 a.m., before the Honorable Paul A. King, at the District Court, County of Douglas, Colorado, 4000 Justice Way, Suite 2009, Castle Rock, CO 80109, to determine: (i) whether the proposed Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Judgment approving the Settlement, substantially in the form of

2 The fact that ADES has implemented, or has agreed to implement, changes, modifications, or enhancements to its corporate governance policies and practices shall not be construed as an admission that any such enhanced policies or practices are legally required, or to the extent such policies or practices were not in place in the past, constituted a failure of compliance, a breach of any duty, or any other wrongdoing.

Exhibit J attached to the Stipulation, should be entered, dismissing the Consolidated Action with prejudice and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether Plaintiffs’ Counsel’s Fee Award should be approved. At the Settlement Hearing, the Court may hear or consider such other matters as the Court may deem necessary and appropriate. The Court may adjourn the date of the Settlement Hearing without further notice to Current ADES Stockholders, and the Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof, without further notice.

V.	THE SETTLEMENT
The terms and conditions of the proposed Settlement are set forth fully in the Stipulation. The following is only a summary of its terms.
In consideration for the Settlement, ADES shall adopt, or if already adopted, shall continue to maintain, certain corporate governance reforms (the “Reforms”), the terms of which are fully set forth in Exhibits A–E attached to the Stipulation (key changes from prior corporate governance materials are described in Exhibit A to the Term Sheet, which Plaintiffs have filed with the Court with their motion for preliminary approval of the Settlement). The Reforms relate to the duties and responsibilities of the Board of Directors and certain of its committees and the adoption of majority voting for the election of directors, a compensation clawback policy and certain accounting reforms.
Since the Consolidated Action was initiated, ADES has implemented a number of improvements to its corporate governance practices, business operations, and system of internal controls. The Consolidated Action, and other actions and regulatory proceedings, among other factors, significantly contributed to ADES’s evaluation of, and implementation of, certain changes to the Company’s structure, policies, and procedures to protect the Company from the risk of future losses, damages, litigation, and regulatory proceedings. ADES acknowledges that the pendency and settlement of the Consolidated Action is a material factor in the Company’s decision to adopt and/or enact changes, modifications, and enhancements to previously instituted remedial measures as well as the other Reforms set forth in Exhibits A–E to the Stipulation. The Settling Parties agree that the Reforms will provide benefits to ADES and Current ADES Stockholders.
ADES has already taken or will take within the time period described in Exhibit A to the Stipulation all necessary steps to adopt and implement the Reforms. Unless otherwise stated, the Reforms will stay in effect for at least four (4) years from the date of Court approval of the Settlement, except that ADES will not be required to continue a particular corporate governance measure if compliance with law or regulations requires different governance measures or the structure or business activities of ADES has changed in such a material way that such measure is no longer relevant to ADES’s current business operations. A determination that a particular corporate governance measure is no longer required or relevant to the Company’s current business operations must be made by majority vote of the independent directors and any amendments to governance documents made as a result of such determination will be disclosed as required by law and posted to ADES’s website.

VI.	DISMISSAL AND RELEASES
In connection with the Court’s approval of the Settlement, the Settling Parties will jointly request entry of the Judgment by the Court, dismissing with prejudice all claims that Plaintiffs have alleged in the Consolidated Action and any other Released Claims.
Upon the Effective Date, ADES, Plaintiffs (individually and derivatively on behalf of ADES), and each of ADES’s stockholders (solely in their capacity as ADES stockholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with, the defense, settlement or resolution of the Consolidated Action against the Released Persons. ADES, Plaintiffs (individually and derivatively on behalf of ADES) and each of ADES’s stockholders (solely in their capacity as ADES stockholders) shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims and any claims arising out of, relating to, or in connection with the defense, settlement or resolution of the Consolidated Action, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons.
Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ADES with respect to any of Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ADES with respect to any of Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ADES. Notwithstanding the foregoing, nothing herein is intended to release any indemnification, advancement or insurance claims that any Released Person has or may have under any insurance policy, contract, bylaw or charter provision, or under Delaware law, including but not limited to any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.
Nothing in this Notice or the Stipulation shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

VII.	ATTORNEYS’ FEES AND EXPENSES

In recognition of the benefits provided to ADES and Current ADES Stockholders as a result of the Settlement, ADES has agreed not to oppose, and cause its insurers to pay to Plaintiffs’ Counsel an award of attorneys’ fees and expenses not to exceed the total amount of $550,000.00 (the “Fee Award”), subject to approval by the Court. As discussed above, as part of the mediation process and with assistance from the Mediator, the Defendants and their insurers agreed not to oppose a reasonable fee award in an amount not to exceed $550,000. Defendants shall have no responsibility for the allocation or distribution of the Fee Award amongst Plaintiffs’ Counsel.

VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING

Any Current ADES Stockholder who continues to own their ADES stock may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, why Judgment should not be entered thereon, or why the Fee Award should not be approved; provided, however, unless otherwise ordered by the Court, that no Current ADES Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered approving the Settlement, or the Fee Award, unless that Current ADES Stockholder has, at least fourteen (14) calendar days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of current ownership of ADES common stock, including the number of shares of ADES common stock and the date of purchase; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the Current ADES Stockholder or his, her, or its attorney has objected to a settlement in the last three years; (2) if a Current ADES Stockholder intends to appear and requests to be heard at the Settlement Hearing, such Current ADES Stockholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such Stockholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the Current ADES Stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. If a Current ADES Stockholder files a written objection and/or written notice of intent to appear, such Stockholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such Current ADES Stockholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

George C. Aguilar
ROBBINS ARROYO LLP
600 B Street, Suite 1900
San Diego, California 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991

Eric L. Zagar
KESSLER TOPAZ MELTZER & CHECK LLP
280 King of Prussia Road
Radnor, Pennsylvania 19087
Phone: (610) 667-7706
Fax: (267) 948-2512

Co-Lead Counsel for Lead Plaintiffs

Gregory J. Kerwin
GIBSON, DUNN & CRUTCHER LLP
1801 California Street, Suite 4200
Denver, Colorado 80202-2642
Telephone: (303) 298-5700
Facsimile: (303) 313-2829
Counsel for Michael D. Durham, C. Jean Bustard, Sharon M. Sjostrom, Christine B. Amrhein, W. Phillip Marcum, Alan Bradley Gabbard, Kim B. Clarke, Derek C. Johnson, Paul A. Lang, Jeffrey C. Smith, Richard J. Swanson, Robert E. Shanklin, Ronald B. Johnson and Robert N. Caruso

Steven M. Kaufmann
Nicole Serfoss
MORRISON & FOERSTER LLP
4200 Republic Plaza
370 Seventeenth Street
Denver, CO 80202
Telephone: (303) 592-1500
Fax: (303) 592-1520
Counsel for Mark H. McKinnies

Any Current ADES Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and the Fee Award, as set forth in the Stipulation, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered, the dismissal of the Consolidated Action with prejudice, and any and all of the releases set forth in the Stipulation.

IX.	CONDITIONS FOR SETTLEMENT
The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (1) entry of the requested Judgment by the Court; (2) the Judgment has become Final; and (3) the dismissal order becomes Final. If, for any reason, any one of the conditions described in the Stipulation is not met and/or the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Settling Parties will be restored to their respective positions as of the date immediately preceding the date of the Stipulation.

X.	EXAMINATION OF PAPERS AND INQUIRIES
This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Consolidated Action, reference is made to the Stipulation, a copy of which is available at http://www.advancedemissionssolutions.com/ or http://www.robbinsarroyo.com/. Any inquiries regarding the Settlement or the Consolidated Action should be addressed in writing to the following:

George C. Aguilar ROBBINS ARROYO LLP 600 B Street, Suite 1900 San Diego, California 92101 Telephone: (619) 525-3990 Facsimile: (619) 525-3991	Eric L. Zagar KESSLER TOPAZ MELTZER & CHECK LLP 280 King of Prussia Road Radnor, Pennsylvania 19087 Phone: (610) 667-7706 Fax: (267) 948-2512
Co-Lead Counsel for Plaintiffs in the Consolidated Action

PLEASE DO NOT CALL OR WRITE THE COURT REGARDING THIS NOTICE.

DATED: November 2, 2016	BY ORDER OF THE DISTRICT COURT FOR THE COUNTY OF DOUGLAS, COLORADO